Exhibit 99.1

Revlon Consumer Products Corporation

Acquisition Term Loan Facility
Marketing Term Sheet

Set forth below is a summary of the principal terms and conditions for the Acquisition Term Loan Facility (as defined below). This summary of terms is for indicative purposes only.  It does not purport to summarize all terms of the definitive documentation with respect to the Acquisition Term Loan Facility.  All capitalized terms used herein but not defined herein shall have the meanings provided in that certain Third Amended and Restated Term Loan Agreement, dated as of May 19, 2011, among Revlon Consumer Products Corporation, as borrower, the lenders party thereto, and Citicorp USA, Inc., as administrative agent and collateral agent (as amended by (i) Amendment No. 1 to Credit Agreement, dated as of February 21, 2013, and (ii) Amendment No. 2 to Credit Agreement, dated as of August [●], 20131, and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Amended Term Loan Agreement”).

Transactions:
The following transactions, along with the incurrence of the Acquisition Term Loans (as defined below), are referred to herein as the “Transactions.”

The Borrower will use the proceeds of the Acquisition Term Loan Facility, together with up to $75 million in loans under the Borrower’s Multi-Currency Credit Agreement, as amended, for the purpose of financing the acquisition (the “Acquisition”) by the Borrower or one of its wholly-owned subsidiaries of 100% of the share capital of The Colomer Group Participations, S.L., a limited liability company organized under the laws of Spain (such company, together with its subsidiaries, the “Acquired Business”), pursuant to the Share Sale and Purchase Agreement, dated as of August 3, 2013, by and among the Borrower and Beauty Care Professional Products Participations, S.A., Romol Hair & Beauty Group, S.L., Norvo, S.L. and Staubinus España, S.L. (collectively, the “Sellers”) (together with all schedules, exhibits and annexes thereto, the “Acquisition Agreement”), including repaying or acquiring certain indebtedness of the Acquired Business as contemplated by the Acquisition Agreement, and for the purpose of paying any fees and expenses relating to the Transactions (including any original issue discount (“OID”)), with any balance being available for general corporate purposes.

Borrower:	Revlon Consumer Products Corporation (the “Borrower”).

  1 Amendment No. 2 refers to the amendment to the Third Amended and Restated Term Loan Agreement described in the Borrower’s Form 8-K dated August 13, 2013.

Lead Arrangers and Book-Runners:
Citigroup Global Markets Inc. (“CGMI”), J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC and Deutsche Bank Securities Inc.  (collectively, the “Lead Arrangers”).

Administrative Agent:	An affiliate of CGMI (in its capacity as Administrative Agent, the “Agent”).
Acquisition Term Lenders:	A syndicate of financial institutions arranged by the Lead Arrangers and reasonably acceptable to the Borrower (the “Acquisition Term Lenders”).
Acquisition Term Loan Facility:
An Acquisition Term Loan tranche in an aggregate principal amount of $700 million plus, at the option of the Borrower, additional amounts to fund OID relating thereto (the “Acquisition Term Loan Facility” and such loans made thereunder the “Acquisition Term Loans”).

Purpose and Availability:
Up to the full amount of the Acquisition Term Loan Facility shall be drawn in a single drawing on the date on which the Acquisition is consummated (the “Closing Date”) and applied to consummate the Acquisition and for the purpose of paying any fees and expenses relating to the Transactions (including any OID) with the balance, if any, remaining available for general corporate purposes.  Amounts borrowed under the Acquisition Term Loan Facility that are repaid or prepaid may not be reborrowed.

Final Maturity and Amortization:
The Acquisition Term Loan Facility will mature on the date that is six (6) years after the Closing Date (the “Acquisition Term Loan Maturity Date”), and will amortize in quarterly installments over such period (beginning with the last day of the first full fiscal quarter after the Closing Date) in an amount equal to 1% per annum with the balance due on the Acquisition Term Loan Maturity Date.

Interest Rates:
The Acquisition Term Loans will accrue interest based on the Alternate Base Rate plus the Applicable Margin or Eurodollar Base Rate plus the Applicable Margin.  The “Applicable Margin” shall be, for (A) Eurodollar Loans, 3.00% per annum, and (B) Alternate Base Rate Loans, 2.00% per annum.

Upfront Fees:
A non-refundable upfront fee equal to 0.50% of the aggregate principal amount of the Acquisition Term Loans held by each Acquisition Term Lender as of the Closing Date shall be due and payable on the Closing Date upon funding of the Acquisition Term Loans; provided that such fees may take the form of original issue discount.

Interest Payment Dates:	Same as the Amended Term Loan Agreement.

“Alternate Base Rate” shall have the meaning set forth in the Amended Term Loan Agreement. In no event will the Alternate Base Rate be deemed to be less than 2.00%.
“Eurodollar Base Rate” shall have the meaning set forth in the Amended Term Loan Agreement. In no event will the Eurodollar Base Rate be deemed to be less than 1.00%.
Interest Periods, Calculation of Interest and Default Rate:	Same as the Amended Term Loan Agreement.
Ticking Fee:
Following the date of allocation of the commitments with respect to the Acquisition Term Loans to the Acquisition Term Lenders by the Lead Arrangers (the “Allocation Date”), if such commitments remain outstanding and unborrowed for more than thirty (30) days, the Borrower shall pay a ticking fee to each Acquisition Term Lender on the principal amount of the commitment allocated to such Acquisition Term Lender (the “Ticking Fee”) calculated as follows:

The Ticking Fee shall accrue during the period (the “Ticking Fee Period”) that commences on the thirty-first (31st) day following the Allocation Date and ends on the earlier to occur of (i) the Closing Date and (ii) the date of termination or expiration of the commitments with respect to the Acquisition Term Loans.  The Ticking Fee shall be calculated at a rate equal to (a) 50% of the Applicable Margin for Eurodollar Loans during the portion of the Ticking Fee Period on and after the  thirty-first (31st) day following the Allocation Date until (and including) the sixtieth (60th) day following the Allocation Date and (b) 100% of the Applicable Margin for Eurodollar Loans during any portion of the Ticking Fee Period on and after the sixty-first (61st) day following the Allocation Date (in each case, computed on the basis of the actual number of days elapsed over a 360-day year).  Any accrued Ticking Fee shall be payable on the last day of the Ticking Fee Period.  Such last day shall not be included in the accrual of the Ticking Fee.

Guarantors:
Same as the Amended Term Loan Agreement.  Each Domestic Subsidiary shall be required to be a Guarantor (provided that no Domestic Subsidiary shall be required to be a Guarantor if (i) it is owned directly or indirectly by any Foreign Subsidiary, (ii) it owns no material assets other than equity interests in Foreign Subsidiaries, (iii) the execution, delivery and performance by such Subsidiary of the Loan Documents would violate any contractual obligation or material requirement of law to which such Subsidiary is party or to which such Subsidiary and its assets are bound or would result in imposition of a lien on its material assets pursuant to any contractual obligation or (iv) providing a guaranty or granting a security interest could reasonably be expected to result in a material adverse tax consequence to the Borrower or as to which the Collateral Agent and the Borrower reasonably agree that the cost or other consequence of obtaining such guaranty or security interest are excessive in relation to the value afforded thereby).

Collateral:
Same as the Amended Term Loan Agreement.  Subject to customary exceptions, the Acquisition Term Loans shall be secured on a pari passu basis with the Initial Term Loans, by a security interest in substantially all of the Loan Parties’ assets (it being understood that  the Collateral shall exclude assets to the extent that a security interest therein could reasonably be expected to result in a material adverse tax consequence to the Borrower, and any other assets as to which the Collateral Agent and the Borrower reasonably agree that the cost or other consequence of obtaining such a security interest or perfection thereof are excessive in relation to the value afforded thereby).

Optional Prepayments:	Same as the Amended Term Loan Agreement.
Mandatory Prepayments:	Same as the Amended Term Loan Agreement.
Prepayment Premium:
The Acquisition Term Loans shall be subject to a “soft call” prepayment premium (the “Prepayment Premium”) of 1.0% in connection with any repricing of the Acquisition Term Loans (whether effected through an amendment or a refinancing of the Acquisition Term Loan) that occurs prior to the date occurring six (6) months after the Closing Date.

Application of Prepayments:	Same as the Amended Term Loan Agreement.
Representations and Warranties:
Same as the Amended Term Loan Agreement. Among other things, (i) with respect to the Acquired Business, the representations relating to financial condition and disclosure shall be qualified by knowledge and (ii) the facts or circumstances relating to the Acquired Business and disclosed in information furnished to Lenders on or prior to the Closing Date shall not constitute, individually or in the aggregate, a material adverse change.

Certain Funds:
Until the earlier of (x) the funding of the Acquisition Term Loan Facility on the Closing Date and (y) the date that is six (6) months and thirteen (13) Business Days after August 3, 2013 (the period ending on such earlier date, the “Certain Funds Period”), subject only to (a) the satisfaction of certain limited conditions described in the definitive documentation relating to the Acquisition Term Loans, (b) no Major Default (as defined below) occurring and being continuing and (c) it not being illegal for the Acquisition Term Lenders to perform any of their obligations as contemplated in the Loan Documents or to fund the Acquisition Term Loans, the Acquisition Term Lenders shall be obliged to make the loans under the Acquisition Term Loan Facility notwithstanding any default or event of default or breach of representation or warranty (other than the Specified Representations (as defined below) being true in all material respects).

During the Certain Funds Period, none of the Acquisition Term Lenders shall be entitled to:

(i) cancel any commitments with respect to the Acquisition Term Loans;

(ii) rescind, terminate or cancel the Acquisition Term Loan Facility (or any portion thereof) or exercise any right or remedy or make or enforce any claim under the Loan Documents it may have which would prevent or limit the Borrower from borrowing  under the Acquisition Term Loan Facility (or any portion thereof);

(iii) refuse to participate in the making of an Acquisition Term Loan; or

(iv) exercise any right of set-off or counterclaim in respect of any borrowing.

“Major Default” means any of the following: (A) an Insolvency Proceeding (as defined below) has occurred and is continuing, (B) any actual (or assertion in writing by the Borrower or any of Revlon, Inc., Revlon International Corporation, RIROS Corporation and RIROS Group (each a “Material Existing Guarantor”) of) invalidity of any Loan Document, (C) it being unlawful for the Borrower or any Material Existing Guarantor to perform their obligations under the Loan Documents or (D) as of the Closing Date, immediately before giving effect to the Transactions, any Specified Representation shall be untrue or incorrect in any material respect.

“Specified Representations” means the representations and warranties made by the Company or any Material Existing Guarantor, solely with respect to the Company and such Material Existing Guarantor and not with respect to the Acquired Business or any other Subsidiary, in or pursuant to the representations contained in the Amended Term Loan Agreement relating to corporate existence, corporate power, no legal bar to loan, federal regulations, Investment Company Act, OFAC, anti-terrorism laws, Patriot Act and Foreign Corrupt Practices Act.

“Insolvency Proceeding” means (a) any case, proceeding or other action commenced by the Company or any Material Existing Guarantor (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets; or (b) there shall be commenced against the Company or any Material Existing Guarantor any such case, proceeding or other action referred to in clause (a) of this definition which results in the entry of an order for relief or any such adjudication or appointment remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (c) there shall be commenced against the Company or any Material Existing Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof.

There will be a ninety (90) day (or in the case of any supplementing or restatement of the Audited Financial Statements of the Acquired Business or Unaudited Financial Statements of the Acquired Business, the later of (x) ninety (90) days after the Closing Date and (y) the date the Borrower actually files or is required to file a Form 10-K for the fiscal year ended December 31, 2013 or, to the extent the Closing Date occurs after December 31, 2013, the date on which the Borrower actually files or is required to file a Form 10-Q for the first fiscal period in 2014 following the Closing Date) post-closing “clean-up” period in respect of any breach of representations or warranties, covenants and events of default if and to the extent that (a) it would have been (if it were not for this provision) a breach of representation or warranty, a breach of covenant or an event of default by reason of circumstances relating to any portion of the Acquired Business (or any obligation to procure compliance with respect to any portion of the Acquired Business), (b) such breach or event of default is capable of being cured and reasonable efforts are being used to cure the same, and (c) such breach or event of default has not been knowingly caused or expressly approved by the Borrower or any Material Existing Guarantor.  During and (subject to the proviso to this sentence) after such clean-up period, such breach or event will not constitute a default or event of default, and will not operate to cause any condition to any borrowing under the Acquisition Term Loan Facility not to be satisfied; provided that if such breach or event is continuing at the end of such clean-up period, there shall be an immediate default or event of default, as the case may be, and all rights and remedies which would apply with regard thereto but for this paragraph shall arise and be exercisable, unless such breach relates to certain representations which are not otherwise qualified by material adverse effect and such breach has not had, and would not reasonably be likely to have, a material adverse effect on the Borrower and its subsidiaries (including the Acquired Business) when taken as a whole.

Affirmative and Negative Covenants:	Same as the Amended Term Loan Agreement.
Financial Covenant:	Same as the Amended Term Loan Agreement: a first lien secured leverage ratio test of 4.25 to 1.00.
Events of Default:	Same as the Amended Term Loan Agreement.
Voting:
Same as the Amended Term Loan Agreement; provided that any amendments, modifications or waivers of the terms and conditions relating to the Acquisition Term Loans may be made with the consent of the Acquisition Term Loan Arrangers and the Borrower, without any consent of any other Lender or Agent, so long as such amendment, modification or waiver does not violate Section 2.6(e) of the Amended Term Loan Agreement.

Assignments and Participations:	Same as the Amended Term Loan Agreement.
Yield Protection, Taxes and Other Deductions:	Same as the Amended Term Loan Agreement.
Defaulting Lenders:	Same as the Amended Term Loan Agreement.
Expenses and Indemnification:	Same as the Amended Term Loan Agreement.
Governing Law and Forum:	New York.
Counsel to the Lenders, Lead Arrangers and Administrative Agent:	Weil, Gotshal & Manges LLP.